SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): January 10, 2005

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On January 10, 2005, in accordance with the Securities Purchase Agreement dated October 2, 2002 between Equinix, Inc. (“Equinix”) and i-STT Investments Pte Ltd (“i-STT”), Equinix converted an aggregate of $38,035,206.53 of the outstanding A-1 Notes held by i-STT into shares of the Company’s Series A-1 Preferred Stock (the “95% Conversion”). The converted amount represents 95% of the outstanding Series A-1 Notes and interest due through February 14, 2005. The converted A-1 Notes will no longer accrue interest. The Series A-1 Preferred Stock converts into Equinix Common Stock on a 1 to 1 basis.

A total of $1,923,317.51 Series A-1 Notes remain outstanding (the “Remaining Series A-1 Notes”) and will continue to be governed by the terms of the Purchase Agreement. The Remaining Series A-1 Notes will be eligible for conversion by Equinix in early 2006 provided certain conditions are met, including if the closing price of our Common Stock exceeds $32.12 per share for 30 consecutive trading days.

After the 95% Conversion, which is effective as of January 1, 2005, the pro forma capitalization of Equinix as of September 30, 2004 is as follows:

	As of September 30, 2004
	Actual	Pro Forma^
	(in millions)
Common stock	18.5	18.5
Preferred stock	1.9	6.0
Preferred stock warrant	1.0	1.0
Shares reserved for conversion of outstanding convertible secured notes	3.9	0.2

^	Reflects conversion of 95% of convertible secured notes plus accrued interest through February 14, 2005 into Series A-1 preferred stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: January 11, 2005	By:	/s/ Renee F. Lanam
Renee F. Lanam
Chief Financial Officer